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                                                                    EXHIBIT 23.1


           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Form 8-K of S3 Incorporated dated September 30, 1999 of our report dated January 29, 1999 relating to the financial statements and financial statement schedule of Diamond Multimedia Systems, Inc., which appears in Diamond Multimedia Systems Inc.'s Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 31, 1998.


     /S/ PRICEWATERHOUSECOOPERS LLP
By __________________________________
     PricewaterhouseCoopers LLP

September 30, 1999